UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2020

HOOKIPA PHARMA INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38869	81-5395687
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 72nd Floor, Suite 7240
New York, New York		10118
(Address of principal executive offices)		(zip code)

Registrant’s telephone number, including area code: +43 1 890 63 60

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock, $0.0001	HOOK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD Disclosure.

On June 22, 2020, HOOKIPA Pharma Inc. (the “Company”) announced positive Phase 2 interim safety and immunogenicity results for its cytomegalovirus, or CMV, vaccine candidate HB-101. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Item 7.01 of Form 8-K, including the accompanying Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On June 22, 2020, the Company announced positive interim results on its prophylactic CMV vaccine candidate HB-101. HB-101 is being investigated in a double-blind Phase 2 clinical trial to assess safety, immunogenicity and efficacy in patients receiving a kidney transplant from a live donor. The Company reported that HB-101 was observed to be well tolerated with fewer adverse events in patients with end-stage kidney disease than in the Company's previous Phase 1 clinical trial of HB-101 in healthy volunteers. Patients who received three doses of HB-101 showed comparable immunogenicity to healthy volunteers in the Company's Phase 1 clinical trial of HB-101. In addition, in available samples, patients who received three doses of HB-101 had a CMV-specific cellular immune response.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release issued by HOOKIPA Pharma Inc. on June 22, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOOKIPA Pharma Inc.

Date: June 22, 2020	By:	/s/ Jörn Aldag
Jörn Aldag
Chief Executive Officer
(Principal Executive Officer)

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